Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements of ReGen Biologics, Inc. of our report dated March 26, 2007 with respect to the consolidated financial statements and schedule of ReGen Biologics, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2006:
Registration Statements on Form S-1:

Registration Number	Date Filed
333-126835, as amended	July 22, 2005
333-114867, as amended	July 14, 2004
333-110605, as amended	January 16, 2004
333-04106, as amended	June 27, 1996
Registration Statements on Form S-8:

Registration Number	Date Filed
333-110610	November 19, 2003
333-110608	November 19, 2003
333-110607	November 19, 2003
333-110606	November 19, 2003
333-44088	August 18, 2000
333-88745	October 8, 1999
333-88747	October 8, 1999
333-36423	September 26, 1997
333-36425	September 26, 1997
333-23731	September 26, 1997
333-23749	September 26, 1997

/s/ Ernst & Young LLP

Baltimore, Maryland
March 26, 2007